UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2018

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐          Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    CMS Energy Corporation ☐             Consumers Energy Company ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on July 24, 2018, Consumers Energy Company (“Consumers Energy”), a principal subsidiary of CMS Energy Corporation (“CMS Energy”), and certain purchasers in the private placement market (“Purchasers”) entered into a Bond Purchase Agreement (“BPA”) under which Consumers Energy would sell to the Purchasers named in the BPA an aggregate principal amount of $500 million First Mortgage Bonds (“FMBs”).

On October 1, 2018, the issuance of $100 million aggregate principal amount of 3.68 percent FMBs due 2027 (“2027 Bonds”), $215 million aggregate principal amount of 4.01 percent FMBs due 2038 (“2038 Bonds”) and $185 million aggregate principal amount of 4.28 percent FMBs due 2057 (“2057 Bonds”) closed and was funded.  The 2027 Bonds will bear interest at a rate of 3.68% per year, the 2038 Bonds will bear interest at a rate of 4.01% per year and the 2057 Bonds will bear interest at a rate of 4.28% per year, in each case payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2019, and at the date of maturity. The Bonds will bear interest on overdue principal and (to the extent permitted by law) overdue installments of interest at the rate set forth in the Indenture. The 2027 Bonds will mature on October 1, 2027, the 2038 Bonds will mature on October 1, 2038 and the 2057 Bonds will mature on October 1, 2057.

The Bonds are issued under and secured by that certain Indenture dated as of September 1, 1945 between Consumers Energy and The Bank of New York Mellon, (ultimate successor to City Bank Farmers Trust Company) as trustee, as supplemented and amended by various supplemental indentures and as supplemented by the 133rd Supplemental Indenture, dated as of October 1, 2018 (the “Supplemental Indenture”), a copy of which is attached as Exhibit 4.1 and incorporated herein by reference. Any or all of the 2027 Bonds, the 2038 Bonds and the 2057 Bonds may be redeemed by Consumers Energy, at any time and from time to time prior to maturity, at a redemption price equal to 100% of the principal amount of such 2027 Bonds, 2038 Bonds or 2057 Bonds being redeemed plus, in the case of any redemption prior to the applicable par call date, the applicable premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price be less than 100% of the principal amount of the 2027 Bonds, the 2038 Bonds or the 2057 Bonds being redeemed plus accrued interest, if any, thereon to the redemption date.

The descriptions set forth above are qualified in their entirety by the Supplemental Indenture filed herewith as Exhibit 4.1 and the BPA filed as Exhibit 10.3 to the Consumers Energy Form 10-Q filed July 26, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

4.1	133rd Supplemental Indenture dated as of October 1, 2018 between Consumers Energy and The Bank of New York Mellon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: October 1, 2018	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: October 1, 2018	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer